Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

In connection with the Quarterly Report of Charter Municipal Mortgage Acceptance Company (the "Company") on Form 10-QSB for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard Szymanski, President and CEO and Clifton D. Douglas, CFO and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  Richard  Szymanski
---------------------------
Richard  Szymanski,  CEO,  President  and  Director
August  15,  2002


/s/  Clifton  D.  Douglas
---------------------------
Clifton  D.  Douglas
CFO,  Secretary  and  Director